Exhibit (h)(34)

August 18, 2017

State Street Bank and Trust Company

2000 Crown Colony Dr.

Quincy, MA 02169

Ladies and Gentlemen:

This is to advise you that Artisan Partners Funds, Inc. (“Artisan Partners Funds”) has established a new series of shares to be known as Artisan Global Discovery Fund. The series has two classes, Investor Shares and Institutional Shares. In accordance with the Additional Funds provision in Article 16 of the Transfer Agency and Service Agreement dated May 1, 2001, as amended from time to time, between Artisan Partners Funds and State Street Bank and Trust Company, Artisan Partners Funds hereby requests that you act as Transfer Agent for the new series under the terms of the Transfer Agency and Service Agreement. Attached hereto is a revised Schedule A listing each of the series and classes of Artisan Partners Funds for which State Street Bank and Trust Company will act as Transfer Agent pursuant to the Agreement.

Please indicate your acceptance of this appointment as Transfer Agent by executing this Letter Agreement, returning a copy to us and retaining a copy for your records.

ARTISAN PARTNERS FUNDS, INC.

By:	/s/ Gregory K. Ramirez
Gregory K. Ramirez
Chief Financial Officer

Agreed to this 18th day of August, 2017

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name: Andrew Erickson

Exhibit (h)(34)

SCHEDULE A

Dated: August 18, 2017

Artisan Developing World Fund – Investor Shares

Artisan Developing World Fund – Institutional Shares

Artisan Developing World Fund – Advisor Shares

Artisan Emerging Markets Fund – Investor Shares

Artisan Emerging Markets Fund – Institutional Shares

Artisan Global Discovery Fund – Investor Shares

Artisan Global Discovery Fund – Institutional Shares

Artisan Global Equity Fund – Investor Shares

Artisan Global Equity Fund – Institutional Shares

Artisan Global Opportunities Fund – Investor Shares

Artisan Global Opportunities Fund – Institutional Shares

Artisan Global Opportunities Fund – Advisor Shares

Artisan Global Value Fund – Investor Shares

Artisan Global Value Fund – Institutional Shares

Artisan Global Value Fund – Advisor Shares

Artisan High Income Fund – Investor Shares

Artisan High Income Fund – Institutional Shares

Artisan High Income Fund – Advisor Shares

Artisan International Fund – Investor Shares

Artisan International Fund – Institutional Shares

Artisan International Fund – Advisor Shares

Artisan International Small Cap Fund – Investor Shares

Artisan International Small Cap Fund – Institutional Shares

Artisan International Value Fund – Investor Shares

Artisan International Value Fund – Institutional Shares

Artisan International Value Fund – Advisor Shares

Artisan Mid Cap Fund – Investor Shares

Artisan Mid Cap Fund – Institutional Shares

Artisan Mid Cap Fund – Advisor Shares

Artisan Mid Cap Value Fund – Investor Shares

Artisan Mid Cap Value Fund – Institutional Shares

Artisan Mid Cap Value Fund – Advisor Shares

Artisan Small Cap Fund – Investor Shares

Artisan Small Cap Fund – Institutional Shares

Artisan Small Cap Fund – Advisor Shares

Artisan Value Fund – Investor Shares

Artisan Value Fund – Institutional Shares

Artisan Value Fund – Advisor Shares

Artisan Thematic Fund – Investor Shares